Exhibit 32

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO RULES 13a-14(b) AND 15d-14(b) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND
18 U.S.C. SECTION 1350

The undersigned, Thomas L. Wegman, the President, Principal Executive Officer and Principal Financial Officer of BioSpecifics Technologies Corp. (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s report on Form 10-Q for the quarterly period ended June 30, 2008 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification this 11th day of August, 2008.

/s/ Thomas L. Wegman_______________________
Thomas L. Wegman
President, Principal Executive Officer and Principal Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange of 1934, or otherwise subject to liability pursuant to that section.  Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.